SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

Filed by the Registrant ☒                            Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under Rule 14a-12

AMERIANA BANCORP

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

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(4)	Proposed maximum aggregate value of transaction:

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☐	Fee paid previously with preliminary materials: _______________________________________________________________

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

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April 14, 2006

Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders (the “Annual Meeting”) of Ameriana Bancorp (the “Company”) to be held at the Indiana Basketball Hall of Fame, 408 Trojan Lane, New Castle, Indiana on Thursday, May 18, 2006 at 10:00 a.m.

The attached notice of the Annual Meeting and proxy statement describe the formal business to be transacted at the Annual Meeting. During the Annual Meeting, we will also report on the operations of the Company. Directors and officers of the Company as well as a representative of the Company’s auditors, BKD, LLP, will be present to respond to appropriate questions of shareholders.

Detailed information concerning our activities and operating performance during our fiscal year ended December 31, 2005 is contained in our annual report, which is also enclosed.

Please sign, date and promptly return the enclosed proxy card. If you attend the Annual Meeting, you may vote in person even if you have previously mailed a proxy card.

We look forward to seeing you at the Annual Meeting.

Sincerely,

/s/ Jerome J. Gassen
Jerome J. Gassen
President and Chief Executive Officer

AMERIANA BANCORP

2118 Bundy Avenue

New Castle, Indiana 47362

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held on May 18, 2006

The Annual Meeting of Shareholders (the “Annual Meeting”) of Ameriana Bancorp (the “Company”) will be held at the Indiana Basketball Hall of Fame, 408 Trojan Lane, New Castle, Indiana on Thursday, May 18, 2006 at 10:00 a.m.

A Proxy Card and a Proxy Statement for the Annual Meeting are enclosed.

The Annual Meeting is for the purpose of considering and acting on:

1.	The election of two directors to serve for three years and one director to serve for one year;

2.	The approval of the Ameriana Bancorp 2006 Long-Term Incentive Plan;

3.	The ratification of the appointment of BKD, LLP as auditors for the Company for the fiscal year ending December 31, 2006; and

4.	Such other matters as may properly come before the Annual Meeting or any adjournments thereof.

NOTE: The Board of Directors is not aware of any other business to come before the Annual Meeting.

Any action may be taken on any one of the foregoing proposals at the Annual Meeting on the date specified above, or on any date or dates to which, by original or later adjournment, the Annual Meeting may be adjourned. Shareholders of record at the close of business on March 31, 2006 are entitled to receive notice of and vote at the Annual Meeting and any adjournments thereof.

You are requested to fill in and sign the enclosed form of proxy, which is solicited by the Board of Directors and to mail it promptly in the enclosed envelope. The proxy will not be used if you attend and vote at the Annual Meeting in person.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Nancy A. Rogers
Nancy A. Rogers
Secretary

New Castle, Indiana

April 14, 2006

IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES TO INSURE A QUORUM. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

PROXY STATEMENT

OF

AMERIANA BANCORP

2118 BUNDY AVENUE

NEW CASTLE, INDIANA 47362

ANNUAL MEETING OF SHAREHOLDERS

May 18, 2006

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Ameriana Bancorp (the “Company”) to be used at the Annual Meeting of Shareholders, which will be held at the Indiana Basketball Hall of Fame, 408 Trojan Lane, New Castle, Indiana on Thursday, May 18, 2006 at 10:00 a.m. The accompanying notice of meeting and this proxy statement are being first mailed to shareholders on or about April 14, 2006.

Voting and Revocability of Proxies

Who Can Vote at the Meeting. You are entitled to vote your Ameriana Bancorp common stock if the records of the Company show that you held your shares as of the close of business on March 31, 2006. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by your broker, bank or nominee. As the beneficial owner, you have the right to direct your broker on how to vote your shares. Your broker, bank or nominee has enclosed a voting instruction card for you to use in directing it on how to vote your shares.

As of the close of business on March 31, 2006, 3,212,452 shares of Company common stock were outstanding. Each share of Company common stock has one vote.

Attending the Meeting. If you are a shareholder as of the close of business on March 31, 2006, you may attend the meeting. However, if you hold your shares in street name, you will need proof of ownership to be admitted to the meeting. A recent brokerage statement or letter from a bank, broker or other nominee are examples of proof of ownership. If you want to vote your shares of Ameriana Bancorp common stock held in street name in person at the meeting, you will have to get a written proxy in your name from the broker, bank or other nominee who holds your shares.

Vote Required. The annual meeting will be held if at least a majority of the outstanding shares of Company common stock entitled to vote, constituting a quorum, is represented at the meeting. If you return valid proxy instructions or attend the meeting in person, your shares will be counted for purposes of determining whether there is a quorum, even if you abstain from voting. Broker non-votes also will be counted for purposes for determining the existence of a quorum. A broker non-vote occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the broker, bank or other nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner.

In voting to elect directors, you may vote in favor of all nominees, withhold votes as to all nominees or withhold votes as to any nominee. There is no cumulative voting for the election of directors. Directors shall be elected by a plurality of the votes cast by shareholders entitled to vote. Votes that are withheld and broker non-votes will have no effect on the outcome of the election.

In voting to approve the Ameriana Bancorp 2006 Long-Term Incentive Plan and to ratify the appointment of BKD, LLP as independent auditors, you may vote in favor of the proposal, against the proposal or abstain from voting. To be approved, these matters require the affirmative vote of a majority of the votes cast at the annual meeting. Broker non-votes and abstentions will not be counted as votes cast and will have no effect on the voting on this proposal.

Voting by Proxy. This proxy statement is being sent to you by the Board of Directors of the Company to request that you allow your shares of Ameriana Bancorp common stock to be represented at the annual meeting by the persons named in the enclosed proxy card. All shares of Ameriana Bancorp common stock represented at the meeting by properly executed, dated proxies will be voted according to the instructions indicated on the proxy card. If you sign, date and return a proxy card without giving voting instructions, your shares will be voted as recommended by the Company’s Board of Directors. The Board of Directors recommends that you vote “FOR” each of the nominees for director, “FOR” approval of the Ameriana Bancorp 2006 Long-Term Incentive Plan and “FOR” ratification of BKD, LLP as independent auditors of the Company for the year ending December 31, 2006.

If any matter not described in this proxy statement is properly presented at the annual meeting, the persons named in the proxy card will use their judgment to determine how to vote your shares. This includes a motion to adjourn or postpone the meeting to solicit additional proxies. If the annual meeting is postponed or adjourned, your Ameriana Bancorp common stock may also be voted by the persons named in the proxy card on the new meeting date, unless you have revoked your proxy. The Company does not know of any other matters to be presented at the meeting.

Shareholders who execute proxies retain the right to revoke them at any time. Unless so revoked, the shares represented by such proxies will be voted at the annual meeting and all adjournments thereof. Proxies may be revoked by written notice delivered in person or mailed to the Secretary of the Company, by the filing of a later-dated proxy before a vote being taken on a particular proposal at the annual meeting or by attending the annual meeting and voting in person. The presence of a shareholder at the annual meeting will not in and of itself revoke such shareholder’s proxy.

If your Ameriana Bancorp common stock is held in street name, you will receive instructions from your broker, bank or other nominee that you must follow to have your shares voted. Your broker, bank or other nominee may allow you to deliver your voting instructions via the telephone or the Internet. Please see the instruction form provided by your broker, bank or other nominee that accompanies this proxy statement. If you wish to change your voting instructions after you have returned your voting instruction form to your broker, bank or other nominee, you must contact your broker, bank or other nominee.

Security Ownership

The following table sets forth information as of March 31, 2006 (1) with respect to any person who was known to the Company to be the beneficial owner of more than five percent (5%) of the Company common stock, and (2) as to the Company common stock beneficially owned by each director of the Company, by each executive officer of the Company named in the “Summary Compensation Table” and by all directors and executive officers of the Company as a group. A person may be considered to own any shares of common stock over which he or she has, directly or indirectly, sole or shared voting or investing power.

Beneficial Owner	Number of Shares Owned (excluding options)		Number of Shares That May be Acquired Within 60 Days by Exercising Options	Percent of Common Stock (1)
Harry J. Bailey	46,766		32,000	2.43%
Timothy G. Clark	9,600		32,000	1.28
Donald C. Danielson	94,453		13,500	3.35
Charles M. Drackett, Jr.	22,512	(2)	13,500	1.12
Jerome J. Gassen	2,000		8,500	*
R. Scott Hayes	29,642		13,500	1.34
Richard E. Hennessey	—		15,232	*
Michael E. Kent	28,232		13,500	1.29
Paul W. Prior	65,181	(3)	13,500	2.44
Ronald R. Pritzke	25,414		13,500	1.21
Bradley L. Smith	—		15,500	*
All Directors and Executive Officers as a Group (18 persons)	350,979		268,332	17.79

Jeffrey L. Gendell Tontine Financial Partners, L.P. Tontine Management, L.L.C. 55 Railroad Avenue, 3rd Floor Greenwich, CT 06830	230,148	(4)	—	7.16

*	Less than 1% of shares outstanding.

(1)	Based upon 3,212,452 shares of Company common stock outstanding, plus, for each individual or group, the number of shares of Company common stock that each individual or group may acquire through the exercise of options within 60 days.

(2)	Includes 1,100 shares owned by Mr. Drackett’s spouse.

(3)	Includes 18,447 shares owned by Mr. Prior’s spouse.

(4)	Jeffrey L. Gendell, Tontine Financial Partners, L.P. and Tontine Management, L.L.C. collectively reported shared or sole voting and dispositive power with respect to 230,148 shares of the Company’s common stock on a Schedule 13D/A dated as of July 28, 2004.

Corporate Governance

General

The Company periodically reviews its corporate governance policies and procedures to ensure that the Company meets the highest standards of ethical conduct, reports results with accuracy and transparency and maintains full compliance with the laws, rules and regulations that govern the Company’s operations. As part of this periodic corporate governance review, the Board of Directors reviews and adopts best corporate governance policies and practices for the Company.

Code of Ethics

The Company has adopted a Code of Ethics that is designed to ensure that the Company’s directors, executive officers and employees meet the highest standards of ethical conduct. The Code of Ethics requires that the Company’s directors, executive officers and employees avoid conflicts of interest, comply with all laws and other legal requirements, conduct business in an honest and ethical manner and otherwise act with integrity and in the Company’s best interest. Under the terms of the Code of Ethics, directors, executive officers and employees are required to report any conduct that they believe in good faith to be an actual or apparent violation of the Code of Ethics.

As a mechanism to encourage compliance with the Code of Ethics, the Company has established procedures to receive, retain and treat complaints received regarding accounting, internal accounting controls or auditing matters. These procedures ensure that individuals may submit concerns regarding questionable accounting or auditing matters in a confidential and anonymous manner. The Code of Ethics also prohibits the Company from retaliating against any director, executive officer or employee who reports actual or apparent violations of the Code of Ethics.

Meetings and Committees of the Board of Directors

The Board of Directors of the Company conducts its business through meetings of the Board and its committees. During the fiscal year ended December 31, 2005, the Company’s Board of Directors held thirteen meetings. No director of the Company attended fewer than 75% of the total meetings of the Board of Directors and committees on which such director served during this period.

The following table identifies our standing committees and their members as of March 31, 2006.

Director	Audit Committee	Committee on Compensation and Stock Options	Nominating and Governance Committee
Donald C. Danielson		X*	X
Charles M. Drackett, Jr.	X
Jerome J. Gassen
R. Scott Hayes
Richard E. Hennessey	X	X	X
Michael E. Kent	X*	X
Paul W. Prior
Ronald R. Pritzke	X		X*

Number of Meetings in 2005	5	4	1

*	Chairman

The Company’s Board of Directors has an Audit Committee, which is responsible for the review and evaluation of the Company’s annual audit and related financial matters. Additionally, the Audit Committee selects the auditor and reviews their independence. The Audit Committee also oversees the loan review function, which is responsible for examining the underwriting and classification procedures employed by Ameriana Bank and Trust, SB (the “Bank”). All of the members of the Audit Committee are “independent” as defined under the listing standards of the Nasdaq Stock Market. The Board has determined that Mr. Hennessey is an “audit committee financial expert” as defined under the rules and regulations of the Securities and Exchange Commission. The Company’s Board of Directors has adopted a written charter for the Audit Committee, a copy of which is available in the Governance Documents portion of the Ameriana Bancorp section of the Company’s website (www.ameriana.com). The report of the Audit Committee required by the rules of the Securities and Exchange Commission is included in this proxy statement. See “Audit Committee Report.”

The Company’s “nominating committee” is its Nominating and Governance Committee. All of the members of the Nominating and Governance Committee are “independent” as defined under the listing standards of the Nasdaq Stock Market. The Board of Directors has adopted a charter for the Nominating and Governance Committee, a copy of which is available in the Governance Documents portion of the Ameriana Bancorp section of the Company’s website (www.ameriana.com).

In its deliberations, the nominating committee considers a candidate’s knowledge of the banking business, involvement in community, business and civic affairs and whether the candidate would provide for adequate representation of the Company’s market area. Any nominee for director made by the nominating committee must be highly qualified with regard to some or all the attributes listed in the preceding sentence. In searching for qualified director candidates to fill vacancies on the Board, the nominating committee solicits its then current directors for the names of potential qualified candidates. The nominating committee may also ask its directors to pursue their business contacts for the names of potentially qualified candidates. The nominating committee would then consider the potential pool of director candidates, select the top candidate based on the candidates’ qualifications and the Board’s needs, and conduct a thorough investigation of the proposed candidate’s background to ensure there is no past history that would cause the candidate not to be qualified to serve as a director of the Company. If a shareholder has submitted a proposed nominee, in accordance with the procedures in the Company’s Articles of Incorporation as described below, the nominating committee would consider the proposed nominee, along with any other proposed nominees recommended by individual directors, in the same manner in which the nominating committee would evaluate nominees for director recommended by the Board of Directors.

The nominating committee will consider recommendations for director submitted by shareholders. Shareholders who wish the nominating committee to consider their recommendations for nominees for director should submit their recommendations in writing to the nominating committee in care of the Secretary, Ameriana Bancorp, 2118 Bundy Avenue, New Castle, Indiana 47362. Each written recommendation must set forth (1) the name of the recommended candidate, (2) the number of shares of stock of the Company that is beneficially owned by the shareholder making the recommendation and the recommended candidate, and (3) a detailed statement explaining why the shareholder believes the recommended candidate should be nominated for election as a director. In addition, the shareholder making the recommendation must promptly provide any other information reasonably requested by the nominating committee. To be considered by the nominating committee for nomination for election at an annual meeting of shareholders, the recommendation must be received by the January 1 preceding that annual meeting. Recommendations by shareholders that are made in accordance with these procedures will receive the same consideration given to other candidates recommended by directors or executive management.

The Company’s Board of Directors has also appointed a Committee on Compensation and Stock Options, which serves as the Company’s Compensation Committee and is responsible for administering the wage, salary and stock option plans of the Company and the Bank. All of the members of the Committee on Compensation and Stock Options are “independent” as defined under the listing standards of the Nasdaq Stock Market. The report of the Compensation Committee required by the rules of the Securities and Exchange Commission is included in this proxy statement. See “Report of Committee on Compensation and Stock Options.”

Board Policies Regarding Communications With the Board of Directors

The Board of Directors maintains a process for shareholders to communicate with the Board of Directors. Shareholders wishing to communicate with the Board of Directors should send any communication to the Secretary, Ameriana Bancorp, 2118 Bundy Avenue, New Castle, Indiana 47362. Any communication must state the number of shares beneficially owned by the shareholder making the communication. The Secretary will forward such communication to the full Board of Directors or to any individual director or directors to whom the communication is addressed unless the communication is unduly hostile, threatening, illegal or similarly inappropriate, in which case the Secretary has the authority to discard the communication or take appropriate legal action regarding the communication.

Attendance at Annual Meetings

The Company does not have a policy regarding Board member attendance at annual meetings of shareholders. All of the Company’s directors attended the Company’s 2005 annual meeting of shareholders.

Director Compensation

Cash Retainer and Meeting Fees for Non-Employee Directors

The following table sets forth the applicable retainers and fees that will be paid to our non-employee directors for their service on our Board of Directors and the Board of Directors of the Bank during 2006.

Annual Retainer:
Company, except the Chairman of the Board	$6,600
Bank	6,000
Chairman of the Company Board	12,600
Fee per Bank Board Meeting Attended	$500

Fee per Committee Meeting Attended:
All Committees, except Bank Trust Committee	$500
Bank Trust Committee	300
All Committee Chairman, except Bank Trust Committee Chairman	750

Non-Employee Director Compensation

The following table sets forth the total cash and equity compensation paid to our non-employee directors for their service on our Board of Directors during 2005.

Director	Cash (1)	Stock Options Awards (2)
Donald C. Danielson	$25,404	3,500
Charles M. Drackett, Jr.	26,274	3,500
R. Scott Hayes	22,581	3,500
Richard E. Hennessey	24,100	3,500
Michael E. Kent	30,026	3,500
Paul W. Prior	27,746	3,500
Ronald R. Pritzke	26,923	3,500

(1)	Includes income attributable to split-dollar plan agreements.

(2)	All options have an exercise price equal to the fair market value of our common stock, which was $12.43, and vested on the date of grant, which was December 29, 2005.

Director Supplemental Retirement Program

To provide retirement benefits for certain non-employee directors, the Bank maintains a director supplemental retirement program. Pursuant to the program, the Bank has established a pre-retirement account for the benefit of each participating non-employee director, which is increased or decreased each year by an amount equal to the difference between the after-tax earnings on specified adjustable life insurance contracts less that year’s premium expense and the Bank’s cost of funds expense on premiums paid to date (the “Index Retirement Benefit”). If the director continues in office until normal retirement age (the later of 65 or five years from the effective date of the program), he will be entitled to receive the balance in his pre-retirement account in ten equal annual installments, plus any additional Index Retirement Benefit accruing to his account for each year thereafter. In the event of disability, a director will become 100% vested and entitled to immediately begin receiving retirement benefits. If a director dies, the remaining unpaid balance of his account shall be paid in a lump sum to his designated beneficiaries. If a director resigns before normal retirement age, he will be entitled to receive a percentage of the balance in his pre-retirement account plus a percentage of the Index Retirement Benefit accruing thereafter. The applicable percentage will be equal to 10% times his number of years of service up to 100%. If his service is terminated following a change in control, he will be entitled to receive his benefits at normal retirement age as if he had been continuously serving until that time. For purposes of the Director Supplemental Retirement Program, a change in control will occur if any corporation, person or group acquires more than 25% of the voting stock of the Company or the Bank.

To fund the benefits payable under the Director Supplemental Retirement Program, the Bank has purchased life insurance policies on each participating director. The policies are designed to offset the program’s costs during the lifetime of the participants and to provide complete recovery of all the program’s costs at their death. The Bank has entered into split-dollar agreements with each of the participating directors pursuant to which their beneficiaries are entitled to a death benefit equal to 80% of the total policy proceeds less cash value of the policy if a director dies while serving on the Board or has retired or terminated service due to disability. If a director is otherwise not serving on the Board at his death, his beneficiaries will be entitled to a reduced death benefit.

Proposal 1 — Election of Directors

The Board of Directors of the Company is comprised of eight members and is divided into three classes. Each member of the Board of Directors is “independent” in accordance with the listing standards of the Nasdaq Stock Market, except for Jerome J. Gassen and R. Scott Hayes. Mr. Gassen is not independent because he is an employee of the Company and the Bank. Mr. Hayes is not independent because of the legal services he and his law firm provided for the Company and the Bank in fiscal 2005. See “Transactions with Management.” Paul W. Prior announced that he will retire on the date of the 2006 Annual Meeting of Stockholders at which point the Board of Directors will be reduced to seven members.

The Company’s Articles of Incorporation requires that the Board be divided into three classes as nearly equal in number as possible. Directors serve for staggered three-year terms with one class standing for election at each annual meeting. To preserve the division of directors into three classes as nearly equal in number as possible, the Board is nominating two directors to serve three-year terms and one director to serve a one-year term. The nominees this year are Jerome J. Gassen, R. Scott Hayes and Michael E. Kent.

It is intended that the persons named in the proxies solicited by the Board will vote “FOR” the election of the named nominees. If any nominee is unable to serve, the shares represented by all valid proxies will be voted for the election of such substitute nominee as the Board of Directors may recommend. Alternatively, the Board of Directors may adopt a resolution to reduce the size of the Board. At this time, the Board knows of no reason why any nominee might be unable to serve.

Information regarding the nominees and the directors continuing in office is provided below. Unless otherwise stated, each individual has held his current occupation for the last five years. The age indicated in each biography is as of December 31, 2005. There are no family relationships among the directors or executive officers.

Nominees For Election of Directors

The following nominee is standing for election for a term ending in 2007:

Jerome J. Gassen has been President of the Company, the Bank and a Director since June 2005. From September 2003 to June 2005, Mr. Gassen served as Executive Vice President of Old National Bancorp in Evansville, Indiana. Mr. Gassen was Northern Region President and Chief Executive Officer, Old National Bank in Evansville from January 2000 through September 2003 and served as President and Chief Executive Officer of American National Bank and Trust Company of Muncie, Indiana from March 1997 to January 2000. Mr. Gassen has held various banking positions for over 32 years. Mr. Gassen received his Bachelor of Science, English/Education from the University Of Wisconsin, Master of Arts/English from University of Wisconsin and a Master of Business Administration from Marquette University. He is a past president and director of the Muncie Symphony Orchestra, past president and director of the Muncie and Delaware County Chamber of Commerce. He currently is a member of the Miller College of Business Advisory Board of Directors, Ball State University, Muncie, Indiana, a member of the Board of Directors of Cardinal Health System Inc., Muncie, Indiana and a Board Member of the New Castle/Henry County Economic Development Corporation, New Castle, Indiana. Age 55.

The following nominees are standing for election for terms ending in 2009:

R. Scott Hayes is a partner in Hayes Copenhaver Crider, New Castle, Indiana, the law firm which serves as General Counsel to the Company. He is a Director and past Chairman of the New Castle/Henry County Economic Development Corporation and a retired Director of BETA MU Chapter

House Association, Inc. He currently is President of the Henry County Redevelopment Commission, President of the Board of Trustees of Wittenbraker YMCA and serves on the Henry County Sheriff’s Merit Board. He has been a Director of the Bank since 1984 and Director of the Company since its formation. Age 58.

Michael E. Kent is a private investor. Prior to his retirement in January 1996, Mr. Kent was Chairman, President and Chief Executive Officer of Modernfold, Inc. He was past President and is currently an Advisory Director of the Alumni Board of the Department of Mechanical and Industrial Engineering at the University of Illinois. He has been a Director of the Bank since 1987 and Director of the Company since its formation. Following Mr. Prior’s retirement, Mr. Kent will assume the position of Chairman of the Board of the Company and the Bank. Age 65.

Directors Continuing in Office

The following director has a term ending in 2007:

Donald C. Danielson is Vice Chairman of City Securities Corporation of Indianapolis. He served on the Board of Trustees of Indiana University for 21 years and was Chairman of the Board for 11 years. He currently is a member of the James Whitcomb Riley Children’s Foundation Board of Governors, a Director of the Indiana University Foundation, Indiana Chamber of Commerce, Indianapolis Rotary Club – Paul Harris Fellow, Indiana Basketball Hall of Fame, Henry County Community Foundation and Chairman of the Board for the Walther Cancer Foundation. He served as Chairman of the Fellowship of Christian Athletes National Board of Trustees 1983-1987 and as a member of President Bush’s Credit Standards Advisory Committee in 1991. He has been a Director of the Bank since 1971 and Director of the Company since its formation. Age 86.

The following directors have terms ending in 2008:

Charles M. (Kim) Drackett, Jr. is Chairman, President and General Manager of Fairholme Farms, Inc. in Lewisville, Indiana. He is a graduate of Dartmouth College, the Indiana Institute of Food and Nutrition in Indianapolis and the Purdue University Short Course in Agriculture. Mr. Drackett currently serves as a Trustee of the Indiana Pork Producers Association and has served as a Director of The Cincinnati Nature Center where he was Chairman of its Agricultural Operations Committee. He has been a Director of the Bank since 1989 and Director of the Company since its formation. Age 55.

Richard E. Hennessey is Executive Vice President and Chief Financial Officer of Shiel Sexton Company, Inc. He is a graduate of Indiana University and is a Certified Public Accountant. Mr. Hennessey is a member of the American Institute of Certified Public Accountants and the Indiana CPA Society. He serves on the Executive Committee of the Indianapolis Tennis Championships. He also has served as Vice President of the Indiana University Student Foundation Board of Associates, on the Board of Directors of the Indianapolis Opera and United Cerebral Palsy of Central Indiana, as past president of Indiana/World Skating Academy and as a treasurer and member of the Executive Committee of the Indiana Sports Corporation. He was appointed as a Director of the Bank and of the Company in November 2004. Age 54.

Ronald R. Pritzke is a partner in the law firm Pritzke & Davis, LLP in Greenfield, Indiana. He is past President of the Greater Greenfield Chamber of Commerce. He is also a founding member, past President and served for twelve years on the Hancock County Community Foundation Board. In addition, he is a founding member, past President and board member of Regreening Greenfield, Inc. and a co-founding member and Director of PARCS, Inc. (Park Advocacy Research and Conservation Society). Mr. Pritzke served as a member of the Greenfield Public Library Board for ten years. He is a former member of the Board of the Hancock County Cancer Society. Mr. Pritzke has been a Director of the Company and the Bank since his appointment in December 1992. Following Mr. Prior’s retirement, Mr. Pritzke will assume the position of Vice Chairman of the Board of the Company and the Bank. Age 58.

Proposal 2 — Approval of the Ameriana Bancorp 2006 Long-Term Incentive Plan

On March 2, 2006, the Board of Directors adopted, subject to shareholder approval at the annual meeting, the Ameriana Bancorp 2006 Long-Term Incentive Plan. The 2006 Plan will become effective as of the date it is approved by the Company’s shareholders.

The Board has determined that the ability to provide key personnel with equity-based compensation is an important element of the Company’s overall compensation strategy and that equity-based compensation will allow the Company to attract and retain key personnel. As of March 31, 2006, 9,112 shares remain available for the grant of options to officers and employees under the Company’s stock option plans. The Board has reserved 225,000 shares of common stock for issuance upon the grant or exercise of awards pursuant to the 2006 Plan. The Board believes that the additional shares authorized by the 2006 Plan are needed to ensure the continued availability of equity-based compensation and that the 2006 Plan will enhance the effectiveness of the Company’s equity compensation program by authorizing awards of stock options and restricted stock and the use of other stock-based compensation techniques.

A summary of the 2006 Plan is set forth below. This summary is qualified in its entirety by the full text of the plan, which is attached to this Proxy Statement as Appendix A.

Summary of the Plan

Purpose. The purpose of the plan is to promote the Company’s success by linking the personal interests of its employees, officers, and directors to those of the Company’s shareholders, and by providing participants with an incentive for outstanding performance.

Administration. The plan will be administered by the Committee on Compensation and Stock Options of the Board of Directors (the “Committee”). The Committee will have the authority to: designate participants; determine the type or types of awards to be granted to each participant and the number, terms and conditions thereof; establish, adopt or revise any rules and regulations it deems advisable to administer the plan; and make all other decisions and determinations that may be required under the plan.

Permissible Awards. The plan authorizes the granting of awards in any of the following forms:

•	options to purchase shares of common stock, which may be non-statutory stock options or incentive stock options under the Internal Revenue Code of 1986, as amended (the “Code”);

•	restricted stock, which is subject to restrictions on transferability and subject to forfeiture on terms set by the Committee;

•	other stock-based awards in the discretion of the Committee, which awards may be in the form of either full value or appreciation right awards.

Shares Available for Awards. Subject to adjustment as provided in the plan, the aggregate number of shares of common stock reserved and available for issuance pursuant to awards granted under the plan is 225,000. Except for shares retained or surrendered to satisfy tax withholding obligations, only shares actually issued under the plan count against the total number of shares available under the plan.

Limitations on Awards. The maximum number of shares of common stock that may be covered by options (or other appreciation right awards) granted under the plan to any one person during any one calendar year is 56,250.

Limitations on Transfer; Beneficiaries. No award will be assignable or transferable by a participant other than by will or the laws of descent and distribution or (except in the case of an incentive stock option) pursuant to a qualified domestic relations order; provided, however, that the Committee may permit other transfers where it concludes that such transferability does not result in accelerated taxation, does not cause any option intended to be an incentive stock option to fail to qualify as such, and is otherwise appropriate and desirable, taking into account any factors deemed relevant, including without limitation, any state or federal tax or securities laws or regulations applicable to transferable awards. A participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the participant and to receive any distribution with respect to any award upon the participant’s death.

Acceleration Upon Certain Events. Unless otherwise provided in an award certificate, if a participant’s service terminates by reason of death, disability or retirement, all of such participant’s outstanding options and other awards in the nature of rights that may be exercised will become fully vested and exercisable and all time-based vesting restrictions on his or her outstanding awards will lapse. Any options accelerated upon a participant’s retirement will remain exercisable until the earlier of the original expiration date of the award or two years from the participant’s retirement date. In addition, the Committee has discretion to accelerate awards for any other reason. The Committee may discriminate among participants and among awards in exercising this discretion.

Effect of a Change in Control. In the event of a change in control of the Company (as defined in the plan), the plan provides that all outstanding options or similar rights will become immediately exercisable and that all time-based restrictions on restricted stock or similar awards will immediately lapse. The plan further provides that, in connection with a change in control, the Committee may authorize the cancellation of all awards and the payout of the value of such awards in an amount based upon the value of the consideration to be received by shareholders in connection with the change in control event. However, the Committee is not required to authorize a cash payout if, in connection with the change in control, the outstanding awards are replaced with comparable awards that have substantially equivalent value and otherwise preserve the rights of participants under the plan and their existing award certificates.

Adjustments. In the event of a stock split, a dividend payable in shares of common stock, or a combination or consolidation of the common stock into a lesser number of shares, the share authorization limits under the plan will automatically be adjusted proportionately, and the shares then subject to each award will automatically be adjusted proportionately without any change in the aggregate purchase price for such award. If the Company is involved in another corporate transaction or event that affects the common stock, such as an extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares, the share authorization limits under the plan will be adjusted proportionately, and the Committee may adjust the plan and outstanding awards to preserve the benefits or potential benefits of the awards.

Termination and Amendment

The Board may, at any time and from time to time, terminate or amend the plan, but if an amendment to the plan would materially increase the number of shares of stock issuable under the plan, expand the types of awards provided under the plan, materially expand the class of participants eligible to participate in the plan, materially extend the term of the plan or otherwise constitute a material amendment requiring shareholder approval under applicable listing requirements, laws, policies or regulations, then such amendment will be subject to shareholder approval. In addition, the Board may condition any amendment on the approval of the Company’s shareholders for any other reason. No termination or amendment of the plan may adversely affect any award previously granted under the plan without the written consent of the participant.

The Committee may amend or terminate outstanding awards; however, such amendments may require the consent of the participant and, unless approved by the Company’s shareholders or otherwise permitted by the anti-dilution provisions of the plan, the exercise price of an outstanding option may not be reduced, directly or indirectly, and the original term of an option may not be extended.

Prohibition on Repricing

Under the plan, outstanding stock options cannot be repriced, directly or indirectly, without the prior consent of the Company’s shareholders. The exchange of an “underwater” option (i.e., an option having an exercise price in excess of the current market value of the underlying stock) for another award would be considered an indirect repricing and would, therefore, require the prior consent of the Company’s shareholders.

Certain Federal Tax Effects

Nonstatutory Stock Options. There will be no federal income tax consequences to the optionee or to the Company upon the grant of a nonstatutory stock option under the plan. When the optionee exercises a nonstatutory option, however, he or she will recognize ordinary income in an amount equal to the excess of the fair market value of the common stock received upon exercise of the option at the time of exercise over the exercise price, and the Company will be allowed a corresponding deduction, subject to any applicable limitations under Code Section 162(m). Any gain that the optionee realizes when he or she later sells or disposes of the option shares will be short-term or long-term capital gain, depending on how long the shares were held.

Incentive Stock Options. There typically will be no federal income tax consequences to the optionee or to the Company upon the grant of an incentive stock option. If the optionee holds the option shares for the required holding period of at least two years after the date the option was granted or one year after exercise, the difference between the exercise price and the amount realized upon sale or disposition of the option shares will be long-term capital gain or loss, and the Company will not be entitled to a federal income tax deduction. If the optionee disposes of the option shares in a sale, exchange, or other disqualifying disposition before the required holding period ends, he or she will recognize taxable ordinary income in an amount equal to the excess of the fair market value of the option shares at the time of exercise over the exercise price and the Company will be allowed a federal income tax deduction equal to such amount. While the exercise of an incentive stock option does not result in current taxable income, the excess of the fair market value of the option shares at the time of exercise over the exercise price will be an item of adjustment for purposes of determining the optionee’s alternative minimum taxable income.

Restricted Stock. Unless a participant makes an election to accelerate recognition of income to the date of grant as described below, a participant will not recognize income, and the Company will not be allowed a tax deduction, at the time a restricted stock award is granted, provided that the award is subject to restrictions on transfer and is subject to a substantial risk of forfeiture. When all applicable restrictions lapse, the participant will recognize ordinary income equal to the fair market value of the common stock as of that date (less any amount he or she paid for the stock), and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m). If the participant files an election under Code Section 83(b) within 30 days after the date of grant of the restricted stock, he or she will recognize ordinary income equal to the fair market value of the stock on the grant date (less any amount paid for the stock), and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m). Any future appreciation in the stock realized by the participant will be taxable to the participant at capital gains rates. However, if the stock is later forfeited, the participant will not be able to recover the tax previously paid pursuant to the Code Section 83(b) election.

Benefits to Named Executive Officers and Others

As of March 31, 2006, no awards had been granted under the plan. All awards under the plan will be made at the discretion of the Committee or under delegated authority. Therefore, it is not presently possible to determine the benefits or amounts that will be received by any individuals or groups pursuant to the plan in the future, or the benefits or amounts that would have been received by any individuals or groups for the last completed fiscal year if the plan had been in effect.

Equity Compensation Plan Information

The following table sets forth information about Company common stock that may be issued upon exercise of options under all of the Company’s equity compensation plans as of December 31, 2005. The Company does not maintain any equity compensation plans that have not been approved by shareholders.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	383,162	$14.00	8,612
Total	383,162	$14.00	8,162

Recommendation of the Board; Approval

The Board has approved and determined the advisability of the Ameriana Bancorp 2006 Long-Term Incentive Plan and believes that it is fair to, and in the best interests of, the Company and its shareholders. The Board recommends that shareholders vote “FOR” Proposal 2.

Proposal 3 — Ratification of Appointment of Auditors

BKD, LLP, which was the Company’s independent auditing firm for 2005, has been retained by the Audit Committee of the Board of Directors to be the Company’s auditors for 2006, subject to ratification by the Company’s shareholders. A representative of BKD, LLP is expected to be present at the annual meeting and will have the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

The appointment of the auditors must be ratified by a majority of the votes cast by the shareholders of the Company at the annual meeting. The Board of Directors recommends that shareholders vote “FOR” the ratification of the appointment of auditors.

The following table sets forth the fees billed to the Company for the fiscal years ended December 31, 2005 and 2004.

	2005	2004
Audit Fees	$81,371	$79,026
Audit Related Fees	—	—
Tax Fees (1)	13,465	13,850
All Other Fees (2)	12,240	30,846

(1)	Consists of preparation of tax returns, assistance with quarterly estimates and consultation on various tax matters.

(2)	Consists of consulting related to Sarbanes-Oxley requirements, defined benefit plans, information systems and fiduciary controls. Also consists of a loan review in 2004.

The Audit Committee’s charter provides that the Audit Committee will pre-approve all audit and non-audit services to be provided by the independent auditor (subject to any exceptions permitted by the Securities and Exchange Commission), review the independent auditor’s proposed audit scope and approach and disclose to investors in periodic reports filed with the Securities and Exchange Commission all non-audit services and all reportable fees paid to the independent auditor. The authority to grant pre-approvals may be delegated to one or more members of the Committee, so long as any decision of such designated director is presented to the full Committee for its approval at its next scheduled meeting. During fiscal years ended December 31, 2005 and 2004, the Audit Committee approved all of “audit-related,” “tax” and “other fees.”

Executive Compensation

Summary Compensation Table

The following table sets forth information regarding cash and noncash compensation for each of the last three fiscal years awarded to or earned by the Company’s Chief Executive Officer and each other executive officer of the Company and its subsidiaries whose total salary and bonus for the year exceeded $100,000 (the “Named Executive Officers”).

		Annual Compensation
Name and Principal Position	Year	Salary	Bonus	Other Annual Compensation (1)	Stock Options	All Other Compensation (2)
Jerome J. Gassen President and Chief Executive Officer of the Company and the Bank (3)	2005	$161,233	$—	$—	8,500	$3,808

Timothy G. Clark Executive Vice President and Chief Operating Officer of the Company and the Bank	2005	$171,000	$—	$—	3,000	$7,893
	2004	166,000	—	—	7,500	4,488
	2003	157,500	—	—	—	635

Bradley L. Smith Senior Vice President – Treasurer and Chief Financial Officer of the Company and the Bank	2005	$125,000	$—	$—	2,500	$5,180
	2004	119,000	—	—	5,000	2,682
	2003	112,500	—	—	—	—

Harry J. Bailey Former President and Chief Executive Officer of the Company and the Bank (4)	2005	$135,902	$—	$—	—	$22,779	(5)
	2004	267,000	—	—	10,000	6,202
	2003	267,000	—	—	—	2,548

(1)	The value of perquisites and personal benefits received by any named executive officer did not exceed the lesser of $50,000 or 10% of salary and bonus.

(2)	Consists of income attributable to split-dollar plan agreement equal to $827 and $2,760 for Messrs. Clark and Bailey, respectively, and employer contributions under the Ameriana Bank and Trust, SB 401(k) Plan of $3,808, $7,066, $5,180 and $5,436 for Messrs. Gassen, Clark, Smith and Bailey, respectively, in 2005.

(3)	Mr. Gassen was appointed President and Chief Executive Officer, effective June 1, 2005.

(4)	Mr. Bailey resigned as President and Chief Executive Officer, effective June 1, 2005.

(5)	Includes $14,583 paid to Mr. Bailey in 2005 pursuant to a three-year consulting agreement entered into between the Bank and Mr. Bailey in connection with Mr. Bailey’s retirement.

Option Grants in Fiscal Year 2005

The following table contains information concerning the grants of stock options during the year ended December 31, 2005 to the Named Executive Officers.

Name	Number of Securities Underlying Options Granted (1)	Percent of Total Options Grants to Employees in Fiscal Year	Exercise Price	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation For Options (2)
					5%	10%
Jerome J. Gassen	3,500	7.0%	$12.43	December 29, 2015	$27,370	$69,335
	5,000	10.0	14.80	June 1, 2015	46,550	117,950
Timothy G. Clark	3,000	6.0	12.43	December 29, 2015	23,460	59,430
Bradley L. Smith	2,500	5.0	12.43	December 29, 2015	19,550	49,525
Harry J. Bailey	—	—	—	—	—	—

(1)	The stock options granted at $12.43 per share all vested on the date of grant. The stock options granted at $14.80 originally vested in five equal annual installments beginning on the date of grant. However, on December 29, 2005, the Board of Directors accelerated the vesting of those options so that all of the options are currently exercisable.

(2)	The dollar gains under these columns result from calculations required by the Securities and Exchange Commission’s rules and are not intended to forecast future price appreciation of the common stock. Options have value only if the stock price increases above the exercise price shown in the table during the effective option period. In order for the executive to realize the potential values set forth in the 5% and 10% columns in the table, the price per share of the Company’s common stock would be approximately $20.25 and $32.24, respectively, for the options with a $12.43 per share exercise price and $24.11 and $38.39, respectively, for the options with a $14.80 per share exercise price, as of the expiration date of the options.

Year-End Option Values

The following table sets forth information concerning exercises of stock options by the Named Executive Officers during fiscal 2005, as well as the number and value of options held by the Named Executive Officers at the end of 2005.

Name	Shares Acquired On Exercise	Value Realized	Number of Securities Underlying Unexercised Options at Fiscal Year End		Value of Exercisable In-the-Money Options at Year End (1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Jerome J. Gassen	—	$—	8,500	—	$1,820	—
Timothy G. Clark	—	—	32,000	—	1,560	—
Bradley L. Smith	—	—	15,500	—	1,300	—
Harry J. Bailey	1,051	1,923	32,000	—	—	—

(1)	Options are considered in-the-money if the market value of the underlying securities exceeds the exercise price of the options.

Employment Agreements

The Bank has employment agreements with Messrs. Gassen, Clark and Smith, which provide for a base salary that is reviewed at least annually. The current salaries for Messrs. Gassen, Clark and Smith are $275,000, $176,150 and $128,750, respectively. The terms of the employment agreements are three years. Each agreement provides for annual salary review by the Board of Directors, as well as any discretionary bonus plans, customary fringe benefits, vacation and sick leave. The agreements provide that the Bank may terminate the executive’s employment at any time. If an executive’s employment is terminated for a reason other than “cause” (as defined in the agreements), normal retirement or disability, the Bank will continue to pay the executive (or his beneficiary or estate) at his highest monthly salary rate for the remainder of the term of the agreement, provided that the total of such payments does not exceed three times his annual rate of salary as of the date of termination.

Each of these agreements provides that in the event of disability, the executive will continue to receive his full compensation for the first 18 months from the date of such disability, at which time the Bank may terminate the agreement and the executive shall receive 60% of his monthly salary at the time he became disabled until the earlier of his death or his normal retirement date under the Bank’s pension plan. The agreements provide that these amounts shall be offset by any amounts paid to the executives under any other disability program maintained by the Bank.

The agreements further provide that if: (a) after a change in control of the Bank or the Company, the Bank (1) terminates the employment of the executives for any reason other than cause, retirement or disability, (2) otherwise changes the present capacity or circumstances of their employment, or (3) reduces their responsibilities, authority, compensation or benefits (including, in the case of Mr. Gassen, the failure to elect or re-elect him to the Board of Directors of the Bank or the Company) without their written consent; (b) the executive voluntarily terminates their employment within 30 days following a change in control; or (c) during the period beginning six months before a change in control and ending on the later of one year after the change in control or the expiration date of the agreement, the Bank changes the present capacity or circumstances of the executives’ employment or reduces their responsibilities, authority, compensation or benefits (including, in the case of Mr. Gassen, the failure to elect or re-elect him to the Board of Directors of the Bank or the Company) without their written consent, the Bank shall promptly pay the executives a sum equal to 2.99 times the average annual compensation paid to them for the five most recent taxable years ending before the change in control, subject to such reduction as may be required to prevent the payment from being deemed an “excess parachute payment” under Section 280G of the Internal Revenue Code of 1986. “Change in control” generally refers to the acquisition by any person or entity of the ownership or power to vote more than 25% of the Company’s common stock, the ability to control the election of a majority of the Bank’s or the Company’s directors, controlling influence over the management or policies of the Bank or the Company by any person or group or a change in the majority of the Board of Directors over any two-year period that was not approved by two-thirds of the incumbent directors.

Pension Plan

The Bank sponsors a tax-qualified defined benefit pension plan for its employees. However, the accrual of benefits under the pension plan was frozen as of June 30, 2004. The compensation covered by the plan consists of the employee’s salary and bonus (as set forth under “Annual Compensation” in the Summary Compensation Table above) up to applicable legal limits ($205,000 for the 2004 plan year and $210,000 for the 2005 plan year). Participants are not eligible for benefits under the plan until they have completed five years of service. Benefits under the plan are computed on the basis of compensation and years of service and are not subject to any deduction for social security or other offset amounts.

Executive Supplemental Retirement Plan

To supplement the retirement benefits under the Bank’s pension plan, the Bank maintains an executive supplemental retirement plan agreement with Mr. Clark. The agreement establishes a pre-retirement account similar to those established under the Director Supplemental Retirement Program agreements described in “Director Compensation.” If Mr. Clark remains employed by the Bank until age 65, he will be entitled to receive the balance in his pre-retirement account in ten equal annual installments plus any additional Index Retirement Benefits accruing each year thereafter. In the event of disability, Mr. Clark will become 100% vested in his accounts and entitled to immediately begin receiving his retirement benefits. If Mr. Clark dies, the remaining unpaid balance of his account shall be paid in a lump sum to his designated beneficiaries. If Mr. Clark voluntarily resigns, he will be entitled to receive 5% times the number of full years that he served the Bank from February 23, 2004 (to a maximum of 100%) times the balance in his pre-retirement account payable over ten years in equal installments commencing when Mr. Clark attains 65 years of age. In addition to these payments, Mr. Clark will be entitled to receive each year for the period, beginning in the year he attains age 65 until his death, 5% times the number of full years that he served the Bank since February 23, 2004 (to a maximum of 100%) times the Index Retirement Benefit for each year. If Mr. Clark is terminated without cause before age 65, he will be entitled to receive 10% times the number of full years that he served the Bank (to a maximum of 100%) times the balance in his pre-retirement account payable in equal installments over the course of ten years, commencing when Mr. Clark attains 65 years of age. In addition to these payments, Mr. Clark is entitled to receive, each year beginning in the year in which he attains age 65 until his death, 10% times the number of full years that he served the Bank (to a maximum of 100%) times the Index Retirement Benefit for each year. If Mr. Clark is terminated following a change in control, he will be entitled to receive his benefits at age 65 as if he had been continuously employed until age 65. For purposes of the agreements, a change in control will occur if any corporation, person or group acquires more than 25% of the voting stock of the Company or the Bank. If Mr. Clark is discharged at any time for cause, he will forfeit all benefits under the agreements.

To fund the benefits payable under the Executive Supplemental Retirement Plan, the Bank has purchased variable life insurance policies on Mr. Clark. The policies are designed to offset the program’s costs during the lifetime of the participant and to provide complete recovery of all the program’s costs at his death. The Bank is the sole owner of these policies and has exclusive rights to the cash surrender value. The Company has entered into split-dollar agreements with Mr. Clark similar to those entered into with directors.

Report of Committee on Compensation and Stock Options

The Committee on Compensation and Stock Options (the “Compensation Committee”) of the Board of Directors is composed entirely of directors who are independent in accordance with Nasdaq Stock Market listing standards. It has overall responsibility to review and recommend compensation plans and structure to the Board with respect to the Company’s executive compensation policies. In addition, the Compensation Committee recommends on an annual basis the compensation to be paid to the Chief Executive Officer and each of the other executive officers of the Company. The Committee also reviews and makes recommendations on annual cash bonus programs, long-term incentive programs, grants of stock options and other executive benefits. The Committee has available to it access to independent compensation data.

The Compensation Committee’s executive compensation philosophy is to provide competitive levels of compensation, integrate management’s pay with the achievement of the Company’s annual and long-term performance goals, reward exceptional corporate performance, recognize individual initiative and achievement and assist the Company in attracting and retaining qualified management. Management compensation is intended to be set at levels that the Compensation Committee believes is consistent with others in the Company’s industry, with attention given to rewarding management based upon the Company’s level of performance.

The Compensation Committee endorses the position that equity ownership by management is beneficial in aligning management’s and shareholders’ interests in the enhancement of shareholder value.

Base salaries for all employees are determined by evaluating the responsibilities of the position held and by reference to the competitive marketplace for talent, including a comparison of base salaries for comparable positions at comparable companies within the banking industry. Minimum, midpoint and maximum levels are then established within the base salary ranges that are used to recognize the performance of an individual.

Annual salary adjustments are determined by evaluating changes in compensation in the marketplace, the performance of the Company, the performance of the executive and any increased responsibilities assumed by the executive. Above-average performance is recognized and rewarded by placing an executive at a higher level in the salary range.

The Company has an annual incentive plan for executive officers under which executives can receive annual cash bonuses if the Company’s annual goals relating to net income and return on equity are met. Threshold, target and maximum performance goals are set by the Board of Directors at the beginning of each fiscal year, as well as the maximum percentage of base salary that can be earned. Individual performance is taken into account in determining a portion of the bonus, but no bonus is paid unless predetermined threshold levels of net income and return on equity are met.

A stock option program is the Company’s long-term incentive plan for executive officers and key employees. The objectives of the program are to align executive and shareholder long-term interests by creating a strong and direct link to shareholder return and to enable executives to develop and maintain a significant, long-term ownership position in the Company’s common stock.

Harry J. Bailey served as Chief Executive Officer of the Company until June 1, 2005, at which point, Jerome J. Gassen was appointed as Chief Executive Officer. Mr. Gassen’s base salary is established by the terms of his employment agreement with the Company. The Chief Executive Officer’s base salary under the agreement was determined on the basis of the Committee’s review and evaluation of the compensation of chief executives of other financial institutions similar in size to the company. The

Chief Executive Officer’s bonus is determined under the same criteria used for all executive officers as a group.

In fiscal 2005, the Company did not exceed the targeted performance objectives under the incentive bonus plan and no bonuses were awarded.

Compensation and Stock Options Committee

Donald C. Danielson (Chairman)

Richard E. Hennessey

Michael E. Kent

Stock Performance Graph

The following graph compares the cumulative total return of the Company common stock with the cumulative total return of the Nasdaq index for stocks of savings institutions (U.S. Companies, SIC 6030-39) and the Index for the Nasdaq Stock Market (U.S. Companies, all SIC). The graph assumes that $100 was invested on December 31, 2000. Cumulative total return assumes reinvestment of all dividends.

CUMULATIVE TOTAL SHAREHOLDER RETURN

COMPARED WITH PERFORMANCE OF SELECTED INDEXES

December 31, 1999 through December 31, 2005

	2000	2001	2002	2003	2004	2005
Ameriana Bancorp	$100.00	$133.93	$120.34	$159.07	$183.21	$155.02
Nasdaq Stock Market US	100.00	79.21	54.46	82.12	89.65	91.54
Savings Institutions Index	100.00	104.16	120.59	170.95	189.47	193.03

Transactions With Management

The Bank offers mortgage and consumer loans to its directors, officers and employees. These loans do not involve more than the normal risk of collectibility or present other unfavorable features and are made in the ordinary course of business and on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons.

The law firm of Hayes Copenhaver Crider, of which R. Scott Hayes is a partner, serves as General Counsel to the Company and performs legal services to the Company and the Bank on a regular basis. Legal fees for services rendered to the Company and its subsidiaries by the law firm of Hayes Copenhaver Crider during 2005 were $126,260.

Report of the Audit Committee

The Audit Committee of the Board of Directors is responsible for developing and monitoring the Company’s audit program. Additionally, the Audit Committee selects the auditors and reviews their independence and their annual audit. The Audit Committee also receives and reviews the reports and findings and other information presented to them by the Company’s officers regarding financial reporting and practices. The Audit Committee is comprised of four directors, each of whom is independent under the Nasdaq Stock Market listing standards. The Audit Committee acts under a written charter adopted by the Board of Directors.

The Audit Committee reviewed and discussed the annual financial statements with management and the independent auditors. As part of this process, management represented to the Audit Committee that the financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee also received and reviewed written disclosures and a letter from the auditors concerning their independence as required under applicable standards for auditors of public companies. The Audit Committee discussed with the auditors the contents of such materials, the auditors’ independence and the additional matters required under Statement on Auditing Standards No. 61. Based on such review and discussions, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005 for filing with the Securities and Exchange Commission.

The Audit Committee’s responsibility is to monitor and review the Company’s financial reporting process, including its system of internal controls and the preparation of consolidated financial statements. It is not the duty or the responsibility of the Audit Committee to conduct auditing or accounting reviews. The Audit Committee’s oversight does not provide it with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions with management and the independent auditors do not assure that the Company’s financial statements are presented in accordance with generally accepted accounting principles, that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards or that the Company’s independent accountants are in fact “independent.”

Audit Committee

Michael E. Kent (Chairman)

Charles M. Drackett, Jr.

Richard E. Hennessey

Ronald R. Pritzke

Section 16(a) Beneficial Ownership Reporting Compliance

Pursuant to regulations promulgated under the Securities Exchange Act, the Company’s officers and directors and all persons who own more than 10% of the Company common stock (“Reporting Persons”) are required to file reports detailing their ownership and changes of ownership in the Company common stock and to furnish the Company with copies of all such ownership reports that are filed. Based solely on the Company’s review of the copies of such ownership reports that it has received in the past fiscal year or with respect to the past fiscal year, or written representations that no annual report of changes in beneficial ownership were required, the Company believes that during 2005 all Reporting Persons have complied with these reporting requirements, except for one late report filed by Mr. Danielson with regard to five separate sales transactions.

Miscellaneous

The cost of solicitation of proxies will be borne by the Company. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of the Company’s common stock. In addition to solicitations by mail, directors and officers of the Company may solicit proxies personally or by telegraph or telephone without additional compensation.

The Company’s Annual Report to Shareholders for 2005 accompanies this proxy statement. Such Annual Report is not to be treated as a part of the proxy solicitation materials nor as having been incorporated herein by reference.

Shareholder Proposals and Nominations

To be eligible for inclusion in the Company’s proxy materials for next year’s annual meeting of shareholders, any shareholder proposal to take action at such meeting must be received at the Company’s headquarters, 2118 Bundy Avenue, New Castle, Indiana 47362, no later than December 15, 2006. If next year’s annual meeting is held on a date more than 30 calendar days from May 18, 2007, a shareholder proposal must be received by a reasonable time before the Company begins to print and mail its proxy solicitation materials. Any such proposals shall be subject to the requirements of the proxy rules adopted by the Securities and Exchange Commission.

Shareholder nominations for the election of directors and shareholder proposals, other than those submitted pursuant for inclusion in proxy materials as described above, must be delivered or mailed in writing, in the form prescribed by the Company’s Articles of Incorporation, to the Secretary of the Company at the address given in the preceding paragraph not less than thirty days nor more than sixty days prior to any such meeting; provided, however, that if less than thirty-one days’ notice of the meeting is given to shareholders, such written notice shall be delivered or mailed, as prescribed, to the Secretary of the Company not later than the close of the tenth day following the day on which notice of the meeting was mailed to shareholders.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Nancy A. Rogers
Nancy A. Rogers
Secretary

New Castle, Indiana

April 14, 2006

APPENDIX A

AMERIANA BANCORP

2006 LONG-TERM INCENTIVE PLAN

ARTICLE 1

PURPOSE

The purpose of the Ameriana Bancorp 2006 Long-Term Incentive Plan (the “Plan”) is to promote the success, and enhance the value, of Ameriana Bancorp (the “Company”), by linking the personal interests of employees, officers and directors of the Company or any Affiliate (as defined below) to those of the Company’s stockholders and by providing these individuals with an incentive for outstanding performance. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of employees, officers and directors upon whose judgment, interest, and special effort the successful conduct of the Company’s operation is largely dependent. Accordingly, the Plan permits the grant of equity incentive awards from time to time to selected employees, officers and directors of the Company and its Affiliates.

ARTICLE 2

DEFINITIONS

When a word or phrase appears in this Plan with the initial letter capitalized, and the word or phrase does not commence a sentence, the word or phrase shall generally be given the meaning ascribed to it in this Article 2 unless a clearly different meaning is required by the context. The following words and phrases shall have the following meanings:

“Affiliate” shall mean any “parent corporation” or “subsidiary corporation” of the Company, as such terms are defined in Section 424(e) and (f), respectively, of the Code.

“Award” means any Option, Restricted Stock Award, or Other Stock-Based Award granted to a Participant under the Plan.

“Award Certificate” means a written document, in such form as the Committee prescribes from time to time, setting forth the terms and conditions of an Award. Award Certificates may be in the form of individual award agreements or certificates or a program document describing the terms and provisions of an Award or series of Awards under the Plan.

“Board of Directors” means the Board of Directors of the Company.

“Change in Control” means the occurrence of any one of the following events:

(1)	Merger: The Company merges into or consolidates with another corporation, or merges another corporation into the Company, and, as a result, less than a majority of the combined voting power of the resulting corporation immediately after the merger or consolidation is held by persons who were stockholders of the Company immediately before the merger or consolidation.

(2)

Acquisition of Significant Share Ownership: A report on Schedule 13D or another form or schedule (other than Schedule 13G) is filed or is required to be filed under Sections 13(d) or 14(d) of the Securities Exchange Act of 1934, if the schedule discloses that the filing person or persons acting in concert has or have become the beneficial owner(s) of 25% or more of a class of the Company’s voting securities, but this clause (2) shall not apply to beneficial ownership of Company voting shares held in a fiduciary capacity by an entity of which the Company directly or indirectly beneficially owns fifty percent (50%) or more of its outstanding voting securities;

(3)	Change in Board Composition: During any period of two consecutive years, individuals who constitute the Board of Directors at the beginning of the two-year period cease for any reason to constitute at least a majority of the Board of Directors; provided, however, that for purposes of this clause (3), each director who is first elected by the board (or first nominated by the board for election by the stockholders) by a vote of at least two-thirds ( 2/3) of the directors who were directors at the beginning of the two-year period shall be deemed to have also been a director at the beginning of such period; or

(4)	Sale of Assets: The Company sells to a third party all or substantially all of its assets.

“Change in Control Price” means the highest price per share of Shares offered in conjunction with any transaction resulting in a Change in Control (as determined in good faith by the Committee if any part of the offered price is payable other than in cash) or, in the case of a Change in Control occurring solely by reason of a change in the composition of the Board of Directors, the highest Fair Market Value of the common stock on any of the thirty (30) trading days immediately preceding the date on which the Change in Control occurs.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Committee” means the committee of the Board of Directors described in Article 4.

“Company” means Ameriana Bancorp or any successor corporation.

“Continuous Status as a Participant” means the absence of any interruption or termination of service as an employee, officer or director of the Company or any Affiliate, as applicable; provided, however, that for purposes of an Incentive Stock Option, “Continuous Status as a Participant” means the absence of any interruption or termination of service as an employee of the Company or any Affiliate, as applicable.

“Covered Employee” means a covered employee as defined in Code Section 162(m)(3).

“Disability” means any illness or other physical or mental condition of a Participant that renders the Participant incapable of performing his customary and usual duties for the Company, or any medically determinable illness or other physical or mental condition resulting from a bodily injury, disease or mental disorder which, in the judgment of the Committee, is permanent and continuous in nature. The Committee may require such medical or other evidence as it deems necessary to judge the nature and permanency of the Participant’s condition. Notwithstanding the above, with respect to an Incentive Stock Option, Disability shall mean permanent and total disability as defined in Section 22(e)(3) of the Code.

“Effective Date” has the meaning assigned such term in Section 3.1.

“Eligible Participant” means an employee, officer or director of the Company or any Affiliate.

“Exchange” means any national securities exchange or automated quotation system on which the Stock may from time to time be listed, quoted or traded.

“Fair Market Value” on any date means, if the Common Stock is listed on an Exchange (including the NASDAQ National Market System), the average of the highest and lowest selling price on such Exchange on such date, or if there were no sales on such date, then the Fair Market Value shall be the mean between the bid and asked price on such date. If the Stock is traded otherwise than on an Exchange on the date in question, then the Fair Market Value shall be the mean between the bid and asked price on such date, or, if there is no bid and asked price on such date, then on the next prior business day on which there was a bid and asked price. If no such bid and asked price is available, then the Fair Market Value shall be the fair market value as determined by the Committee, in its sole and absolute discretion.

“Grant Date” means the date an Award is made by the Committee.

“Incentive Stock Option” means an Option that is intended to be an incentive stock option and meets the requirements of Section 422 of the Code or any successor provision thereto.

“Non-Employee Director” means a director of the Company who is not a common law employee of the Company or an Affiliate.

“Nonstatutory Stock Option” means an Option that is not an Incentive Stock Option.

“Option” means a right granted to a Participant under Article 7 of the Plan to purchase Stock at a specified price during specified time periods. An Option may be either an Incentive Stock Option or a Nonstatutory Stock Option.

“Other Stock-Based Award” means a right granted to a Participant under Article 9 that relates to or is valued by reference to Stock.

“Participant” means a person who, as an employee, officer or director of the Company or any Affiliate, has been granted an Award under the Plan; provided that, in the case of the death of a Participant, the term “Participant” refers to a beneficiary designated pursuant to Article 10.4 or the legal guardian or other legal representative acting in a fiduciary capacity on behalf of the Participant under applicable state law and court supervision.

“Plan” means the Ameriana Bancorp 2006 Long-Term Incentive Plan, as amended from time to time.

“Restricted Stock Award” means Stock granted to a Participant under Article 8 that is subject to certain restrictions and to risk of forfeiture.

“Retirement” in the case of an employee means voluntary termination of employment with the Company or an Affiliate at or after age 65 or as otherwise determined by the Committee in an Award Certificate. “Retirement” in the case of a non-employee director of the Company or an Affiliate means retirement of the director in accordance with the provisions of the Company’s or Affiliate’s bylaws as in effect from time to time or the failure to be re-elected or re-nominated as a director.

“Shares” means shares of the Company’s Stock. If there has been an adjustment or substitution pursuant to Article 11, the term “Shares” shall also include any shares of stock or other securities that are substituted for Shares or into which Shares are adjusted pursuant to Article 11.

“Stock” means the common stock of the Company and such other securities as may be substituted for Stock pursuant to Article 11.

“1933 Act” means the Securities Act of 1933, as amended from time to time.

“1934 Act” means the Securities Exchange Act of 1934, as amended from time to time.

ARTICLE 3

EFFECTIVE DATE; TERM OF PLAN

3.1 EFFECTIVE DATE. The Plan shall be effective as of the date it has been approved by both the Board of Directors and the stockholders of the Company (the “Effective Date”).

3.2 TERMINATION OF PLAN. The Plan shall terminate on the tenth anniversary of the Effective Date. The termination of the Plan on such date shall not affect the validity of any Award outstanding on the date of termination.

ARTICLE 4

ADMINISTRATION

4.1 COMMITTEE. The Plan shall be administered by a Committee appointed by the Board of Directors (which Committee shall consist of at least two non-employee directors) or, at the discretion of the Board of Directors from time to time, the Plan may be administered by the Board of Directors. It is intended that at least two of the directors appointed to serve on the Committee shall be “non-employee directors” (within the meaning of Rule 16b-3 promulgated under the 1934 Act) and “outside directors” (within the meaning of Code Section 162(m) and the regulations thereunder) and that any such members of the Committee who do not so qualify shall abstain from participating in any decision to make or administer Awards that are made to Eligible Participants who at the time of consideration for such Award (i) are persons subject to the short-swing profit rules of Section 16 of the 1934 Act, or (ii) are reasonably anticipated to become Covered Employees during the term of the Award. However, the mere fact that a Committee member shall fail to qualify under either of the foregoing requirements or shall fail to abstain from such action shall not invalidate any Award made by the Committee which Award is otherwise validly made under the Plan. The members of the Committee shall be appointed by, and may be changed at any time and from time to time in the discretion of, the Board of Directors. The Board of Directors may reserve to itself any or all of the authority and responsibility of the Committee under the Plan or may act as administrator of the Plan for any and all purposes. To the extent the Board of Directors has reserved any authority and responsibility or during any time that the Board of Directors is acting as administrator of the Plan, it shall have all the powers of the Committee hereunder, and any reference herein to the Committee (other than in this Section 4.1) shall include the Board of Directors. To the extent any action of the Board of Directors under the Plan conflicts with actions taken by the Committee, the actions of the Board of Directors shall control.

4.2 ACTIONS AND INTERPRETATIONS BY THE COMMITTEE. For purposes of administering the Plan, the Committee may from time to time adopt rules, regulations, guidelines and procedures for carrying out the provisions and purposes of the Plan and make such other determinations, not inconsistent with the Plan, as the Committee may deem appropriate. The Committee’s interpretation of the Plan, any Awards granted under the Plan and any Award Certificate, and all decisions and determinations by the Committee with respect to the Plan, are final, binding, and conclusive on all parties. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Affiliate, the Company’s or an Affiliate’s independent certified public accountants, Company counsel or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.

4.3 AUTHORITY OF COMMITTEE. Except as provided below, the Committee has the exclusive power, authority and discretion to:

(a)	Grant Awards;

(b)	Designate Participants;

(c)	Determine the type or types of Awards to be granted to each Participant;

(d)	Determine the number of Awards to be granted and the number of Shares to which an Award will relate;

(e)	Determine the terms and conditions of any Award granted under the Plan, including, but not limited to, the exercise price, any restrictions or limitations on the Award, any schedule for lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, based in each case on such considerations as the Committee in its sole discretion determines;

(f)	Accelerate the vesting, exercisability or lapse of restrictions of any outstanding Award in accordance with Articles 10 and 11, based in each case on such considerations as the Committee in its sole discretion determines;

(g)	Prescribe the form of each Award Certificate, which need not be identical for each Participant;

(h)	Decide all other matters that must be determined in connection with an Award;

(i)	Establish, adopt or revise any rules, regulations, guidelines or procedures as it may deem necessary or advisable to administer the Plan;

(j)	Make all other decisions and determinations that may be required under the Plan or as the Committee deems necessary or advisable to administer the Plan;

(k)	Amend the Plan or any Award Certificate as provided herein.

Notwithstanding the above, the Board of Directors may expressly delegate to a special committee consisting of one or more directors who are also officers of the Company or an Affiliate some or all of the Committee’s authority under subsections (a) through (h) above, except that no delegation of its duties and responsibilities may be made to officers of the Company or an Affiliate with respect to Awards to Eligible Participants who as of the Grant Date are persons subject to the short-swing profit rules of Section 16 of the 1934 Act, or who as of the Grant Date are reasonably anticipated to be become Covered Employees during the term of the Award. The acts of such delegates shall be treated hereunder as acts of the Committee and such delegates shall report to the Committee regarding the delegated duties and responsibilities.

4.4 AWARD CERTIFICATES. Each Award shall be evidenced by an Award Certificate. Each Award Certificate shall include such provisions, not inconsistent with the Plan, as may be specified by the Committee.

ARTICLE 5

SHARES SUBJECT TO THE PLAN

5.1 NUMBER OF SHARES. Subject to adjustment as provided in Article 11, the aggregate number of Shares reserved and available for issuance pursuant to Awards granted under the Plan shall be 225,000.

5.2 SHARE COUNTING.

(a)	To the extent that an Award is canceled, terminates, expires, is forfeited or lapses for any reason, any unissued Shares subject to the Award will again be available for issuance pursuant to Awards granted under the Plan.

(b)	If the exercise price of an Option is satisfied by delivering Shares to the Company (by either actual delivery or attestation), only the number of Shares issued in excess of the delivery or attestation shall be considered for purposes of determining the number of Shares remaining available for issuance pursuant to Awards granted under the Plan.

(c)	To the extent that the full number of Shares subject to an Option is not issued upon exercise of the Option for any reason (other than Shares used to satisfy an applicable tax withholding obligation), only the number of Shares issued and delivered upon exercise of the Option shall be considered for purposes of determining the number of Shares remaining available for issuance pursuant to Awards granted under the Plan. Nothing in this subsection shall imply that any particular type of cashless exercise of an Option is permitted under the Plan, that decision being reserved to the Committee or other provisions of the Plan.

5.3 STOCK DISTRIBUTED. Any Stock distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Stock, treasury Stock or Stock purchased on the open market.

5.4 LIMITATION ON AWARDS. Notwithstanding any provision in the Plan to the contrary (but subject to adjustment as provided in Section 15.1), the maximum number of Shares with respect to which Options (or other appreciation-based Awards granted pursuant to Section 9) may be granted during any one calendar year under the Plan to any one Participant shall be 56,250.

ARTICLE 6

ELIGIBILITY

Awards may be granted only to Eligible Participants; except that Incentive Stock Options may be granted to only to Eligible Participants who are employees of the Company or an Affiliate.

ARTICLE 7

STOCK OPTIONS

7.1 GENERAL. The Committee is authorized to grant Options to Participants on the following terms and conditions:

(a)	Exercise Price. The exercise price of an Option shall not be less than the Fair Market Value as of the Grant Date.

(b)	Time and Conditions of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part, subject to Section 7.1(d). The Committee shall also determine the conditions, if any, that must be satisfied before all or part of an Option may be exercised or vested. The Committee may waive any exercise or vesting provisions at any time in whole or in part based upon factors as the Committee may determine in its sole discretion so that the Option becomes exercisable or vested at an earlier date.

(c)	Payment. The Committee shall determine the methods by which the exercise price of an Option may be paid, the form of payment, including, without limitation, cash, Shares, or other property (including “cashless exercise” arrangements), and the methods by which Shares shall be delivered or deemed to be delivered to Participants.

(d)	Exercise Term. In no event may any Option be exercisable for more than ten years from the Grant Date.

7.2 INCENTIVE STOCK OPTIONS. The terms of any Incentive Stock Options granted under the Plan must comply with the following additional rules:

(a)	Lapse of Option. Subject to any earlier termination provision contained in the Award Certificate, an Incentive Stock Option shall lapse upon the earliest of the following circumstances; provided, however, that the Committee may, prior to the lapse of the Incentive Stock Option under the circumstances described in subsections (3), (4) or (5) below, provide in writing that the Option will extend until a later date, but if an Option is so extended and is exercised after the dates specified in subsections (3) and (4) below, it will automatically become a Nonstatutory Stock Option:

(1)	The expiration date set forth in the Award Certificate.

(2)	The tenth anniversary of the Grant Date.

(3)	Three months after termination of the Participant’s Continuous Status as a Participant for any reason other than the Participant’s Disability or death.

(4)	One year after termination of the Participant’s Continuous Status as a Participant by reason of the Participant’s Disability.

(5)	One year after the Participant’s death if the Participant dies while employed, or during the three-month period described in paragraph (3) or during the one-year period described in paragraph (4) and before the Option otherwise lapses.

Unless the exercisability of the Incentive Stock Option is accelerated as provided in Articles 10 or 11, if a Participant exercises an Option after termination of employment, the Option may be exercised only with respect to the Shares that were otherwise vested on the Participant’s termination of employment. Upon the Participant’s death, any exercisable Incentive Stock Options may be exercised by the Participant’s beneficiary, determined in accordance with Section 10.4.

(b)	Individual Dollar Limitation. The aggregate Fair Market Value (determined as of the Grant Date) of all Shares with respect to which Incentive Stock Options are first exercisable by a Participant in any calendar year may not exceed $100,000.00 (or any higher value as may be permitted under the Code).

(c)	Ten Percent Owners. No Incentive Stock Option shall be granted to any individual who, at the Grant Date, owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or any Affiliate unless the exercise price per share of such Option is at least 110% of the Fair Market Value per Share at the Grant Date and the Option expires no later than five years after the Grant Date.

(d)	Expiration of Authority to Grant Incentive Stock Options. No Incentive Stock Option may be granted pursuant to the Plan after the day immediately prior to the tenth anniversary of the date the Plan was approved by stockholders, or the termination of the Plan, if earlier.

(e)	Right to Exercise. During a Participant’s lifetime, an Incentive Stock Option may be exercised only by the Participant or, in the case of the Participant’s Disability, by the Participant’s guardian or legal representative.

(f)	Eligible Grantees. The Committee may not grant an Incentive Stock Option to a person who is not at the Grant Date an employee of the Company or of an Affiliate.

ARTICLE 8

RESTRICTED STOCK

8.1 GRANT OF RESTRICTED STOCK. The Committee is authorized to make Awards of Restricted Stock to Participants in such amounts and subject to such terms and conditions as may be selected by the Committee. An Award of Restricted Stock shall be evidenced by an Award Certificate setting forth the terms, conditions, and restrictions applicable to the Award.

8.2 ISSUANCE AND RESTRICTIONS. Restricted Stock shall be subject to such restrictions on transferability and other restrictions as the Committee may impose (including, without limitation, limitations on the right to vote Restricted Stock or the right to receive dividends on the Restricted Stock). These restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, upon the satisfaction of performance goals or otherwise, as the Committee determines at the time of the grant of the Award or thereafter. Except as otherwise provided in an Award Certificate, the Participant shall have all of the rights of a shareholder with respect to the Restricted Stock.

8.3 FORFEITURE. Except as otherwise determined by the Committee at the time of the grant of the Award or thereafter, upon termination of Continuous Status as a Participant during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited; provided, however, that the Committee may provide in any Award Certificate that restrictions or forfeiture conditions relating to Restricted Stock will be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part restrictions or forfeiture conditions relating to Restricted Stock.

8.4 DELIVERY OF RESTRICTED STOCK. Shares of Restricted Stock may be delivered to the Participant, or a custodian or escrow agent (including, without limitation, the Company or one or more of its employees) designated by the Committee, in the form of a stock certificate or certificates registered in the name of the Participant. If physical certificates representing shares of Restricted Stock are registered in the name of the Participant, such certificates must bear the appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock. At the discretion of the Committee, Shares may also be held in trust pending delivery.

8.5 VOTING RIGHTS. Unless otherwise determined by the Committee at the time of grant, a Participant holding Restricted Stock shall be entitled to exercise full voting rights with respect to those Shares during the restriction period.

8.6 DIVIDENDS AND OTHER DISTRIBUTIONS. During the restriction period, a Participant holding Restricted Stock may, if the Committee so determines, be credited with dividends paid with respect to the underlying Shares. Such dividends shall be paid to the Participant at times determined by the Committee in its sole discretion. The Committee may apply any restrictions to the dividends that the Committee deems appropriate.

ARTICLE 9

OTHER STOCK-BASED AWARDS

The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that are payable in, valued in whole or in part by reference to, or otherwise based on or related to Shares, as deemed by the Committee to be consistent with the purposes of the Plan. The Committee shall determine the terms and conditions of such Awards in a manner consistent with other Awards of similar type under the Plan.

ARTICLE 10

GENERAL PROVISIONS APPLICABLE TO AWARDS

10.1 STAND-ALONE AND TANDEM AWARDS. Awards granted under the Plan may, in the discretion of the Committee, be granted either alone, in addition to, or in tandem with, any other Award granted under the Plan.

10.2 TERM OF AWARD. The term of each Award shall be for the period determined by the Committee, provided that in no event shall the term of any Incentive Stock Option exceed a period of ten years from its Grant Date (or, if Section 7.2(c) applies, five years from its Grant Date).

10.3 LIMITS ON TRANSFER. No right or interest of a Participant in any unexercised or restricted Award may be pledged, encumbered, or hypothecated to or in favor of any party other than the Company or an Affiliate, or shall be subject to any lien, obligation, or liability of such Participant to any other party other than the Company or an Affiliate. No unexercised or restricted Award shall be assignable or transferable by a Participant other than by will or the laws of descent and distribution or, except in the case of an Incentive Stock Option, pursuant to a domestic relations order that would satisfy Section 414(p)(1)(A) of the Code if such Section applied to an Award under the Plan; provided, however, that the Committee may (but need not) permit other transfers where the Committee concludes that such transferability (i) does not result in accelerated taxation, (ii) does not cause any Option intended to be an Incentive Stock Option to fail to be described in Code Section 422(b), and (iii) is otherwise appropriate and desirable, taking into account any factors deemed relevant, including, without limitation, state or federal tax or securities laws applicable to transferable Awards.

10.4 BENEFICIARIES. Notwithstanding Section 10.3, a Participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant’s death. A beneficiary, legal guardian, legal representative, or other person claiming any rights under the Plan is subject to all terms and conditions of the Plan and any Award Certificate applicable to the Participant, except to the extent the

Plan and Award Certificate otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Committee. If no beneficiary has been designated or survives the Participant, payment shall be made to the Participant’s estate. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time, provided the change or revocation is filed with the Committee.

10.5 STOCK CERTIFICATES. All Stock issuable under the Plan is subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with federal or state securities laws, rules and regulations and the rules of any Exchange on which the Stock is listed, quoted, or traded. The Committee may place legends on any Stock certificate or issue instructions to the transfer agent to reference restrictions applicable to the Stock.

10.6 ACCELERATION UPON DEATH, DISABILITY OR RETIREMENT. Except as otherwise provided in the Award Certificate, upon the Participant’s death or Disability during his or her Continuous Status as a Participant, or upon the Participant’s Retirement, all of such Participant’s outstanding Options and other Awards in the nature of rights that may be exercised shall become fully exercisable and all time-based vesting restrictions on the Participant’s outstanding Awards shall lapse. Any Awards shall thereafter continue or lapse in accordance with the other provisions of the Plan and the Award Certificate; provided, however, that in the case of acceleration upon the Participant’s Retirement, any Awards in the nature of rights that may be exercised shall remain exercisable until the earlier of (i) the original expiration of the Award, or (ii) the second anniversary of the Participant’s Retirement. To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Section 7.2(c), the excess Options shall be deemed to be Nonstatutory Stock Options.

10.7 ACCELERATION FOR ANY OTHER REASON. Regardless of whether an event has occurred as described in Section 10.6 above, the Committee may, in its sole discretion and at any time, determine that all or a portion of a Participant’s Options and other Awards in the nature of rights that may be exercised shall become fully or partially exercisable, that all or a part of the restrictions on all or a portion of the outstanding Awards shall lapse, as of such date as the Committee may, in its sole discretion, declare. The Committee may discriminate among Participants and among Awards granted to a Participant in exercising its discretion pursuant to this Section 10.7.

10.8 TERMINATION OF EMPLOYMENT. Whether military, government or other service or other leave of absence shall constitute a termination of employment shall be determined in each case by the Committee in its discretion, and any determination by the Committee shall be final and conclusive. A Participant’s Continuous Status as a Participant shall not be deemed to terminate in a circumstance in which a Participant transfers from the Company to an Affiliate, transfers from an Affiliate to the Company, or transfers from one Affiliate to another Affiliate. To the extent that this provision causes Incentive Stock Options to extend beyond three months from the date a Participant is deemed to be an employee of the Company, a Parent or Subsidiary for purposes of Sections 424(e) and 424(f) of the Code, the Options held by such Participant shall be deemed to be Nonstatutory Stock Options.

ARTICLE 11

CHANGES IN CAPITAL STRUCTURE; CHANGE IN CONTROL

11.1 CHANGES IN CAPITAL STRUCTURE. In the event of a corporate event or transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the authorization limits under Article 5 shall be adjusted proportionately, and the Committee may adjust the Plan and Awards to preserve the benefits or potential benefits of the Awards. Action by the Committee may include: (i) adjustment of the number and kind of shares which may be delivered under the Plan; (ii) adjustment of the number and kind of shares subject to outstanding Awards; (iii) adjustment of the exercise price of outstanding Awards or the measure to be used to determine the amount of the benefit payable on an Award; and (iv) any other adjustments that the Committee determines to be equitable. Without limiting the foregoing, in the event of a subdivision of the outstanding stock (stock-split), a declaration of a dividend payable in Shares, or a combination or consolidation of the outstanding stock into a lesser number of Shares, the authorization limits under Article 5 shall automatically be adjusted proportionately, and the Shares then subject to each Award shall automatically be adjusted proportionately without any change in the aggregate purchase price therefor.

11.2 ACCELERATED VESTING AND PAYMENT. Subject to the provisions of Section 11.3 or as otherwise provided in the Award Certificate, in the event of a Change in Control, unless otherwise specifically prohibited under law or by the rules and regulations of an Exchange:

(a)	Any and all Options granted hereunder shall become immediately exercisable; additionally, if a Participant’s employment or service is terminated for any reason within twelve (12) months of such Change in Control, the Participant shall have until the expiration of the term of the Option to exercise such Options;

(b)	Any time-based and other restrictions imposed on Restricted Stock shall lapse; and

(c)	The Committee shall have the ability to unilaterally determine that all outstanding Awards are cancelled upon a Change in Control, and the value of such Awards, as determined by the Committee in accordance with the terms of the Plan and the Award Agreement, be paid out in cash in an amount based on the Change in Control Price within a reasonable time subsequent to the Change in Control.

11.3 ALTERNATIVE AWARDS. Notwithstanding Section 11.2, no cash settlement or other payment shall occur with respect to any Award if the Committee reasonably determines in good faith prior to the occurrence of a Change in Control that such Award shall be honored or assumed, or new rights substituted therefor (such honored, assumed or substituted Award hereinafter called an “Alternative Award”) by any successor as described in Section 13.16; provided that any such Alternative Award must:

(a)	Be based on stock which is traded on an established U.S. securities market, or that the Committee reasonably believes will be so traded within sixty (60) days after the Change in Control;

(b)	Provide such Participant with rights and entitlements substantially equivalent to or better than the rights, terms and conditions applicable under such Award;

(c)	Have substantially equivalent economic value to such Award (determined at the time of the Change in Control); and

(d)	Have terms and conditions which provide that, in the event the Participant’s employment is involuntarily terminated or constructively terminated, any conditions on a Participant’s rights under, or any restrictions on transfer or exercisability applicable to, each such Alternative Award shall be waived or shall lapse, as the case may be.

ARTICLE 12

AMENDMENT, MODIFICATION AND TERMINATION

12.1 AMENDMENT, MODIFICATION AND TERMINATION. The Board of Directors or the Committee may, at any time and from time to time, amend, modify or terminate the Plan without shareholder approval; provided, however, that if an amendment to the Plan would, in the reasonable opinion of the Board of Directors or the Committee, either (i) materially increase the number of Shares available under the Plan; (ii) expand the types of awards under the Plan; (iii) materially expand the class of participants eligible to participate in the Plan; (iv) materially extend the term of the Plan; or (v) otherwise constitute a material change requiring shareholder approval under applicable laws, policies or regulations or the applicable listing or other requirements of an Exchange, then such amendment shall be subject to shareholder approval; and provided, further, that the Board of Directors or Committee may condition any other amendment or modification on the approval of stockholders of the Company for any reason, including by reason of such approval being necessary or deemed advisable to (i) permit Awards made hereunder to be exempt from liability under Section 16(b) of the 1934 Act, (ii) to comply with the listing or other requirements of an Exchange, or (iii) to satisfy any other tax, securities or other applicable laws, policies or regulations.

12.2 AWARDS PREVIOUSLY GRANTED. At any time and from time to time, the Committee may amend, modify or terminate any outstanding Award without approval of the Participant; provided, however:

(a)	Subject to the terms of the applicable Award Certificate, such amendment, modification or termination shall not, without the Participant’s consent, reduce or diminish the value of such Award determined as if the Award had been exercised, vested, or otherwise settled on the date of such amendment or termination (with the per-share value of an Option for this purpose being calculated as the excess, if any, of the Fair Market Value as of the date of such amendment or termination over the exercise price of such Award);

(b)	The original term of an Option may not be extended without the prior approval of the stockholders of the Company;

(c)	Except as otherwise provided in Article 11, the exercise price of an Option may not be reduced, directly or indirectly, without the prior approval of the stockholders of the Company; and

(d)	No termination, amendment, or modification of the Plan shall adversely affect any Award previously granted under the Plan, without the written consent of the Participant affected thereby. An outstanding Award shall not be deemed to be “adversely affected” by a Plan amendment if such amendment would not reduce or diminish the value of such Award determined as if the Award had been exercised, vested, or otherwise settled on the date of such amendment (with the per-share value of an Option for this purpose being calculated as the excess, if any, of the Fair Market Value as of the date of such amendment over the exercise or base price of such Award).

ARTICLE 13

GENERAL PROVISIONS

13.1 NO RIGHTS TO AWARDS; NON-UNIFORM DETERMINATIONS. No Participant or any Eligible Participant shall have any claim to be granted any Award under the Plan. Neither the Company, its Affiliates nor the Committee is obligated to treat Participants or Eligible Participants uniformly, and determinations made under the Plan may be made by the Committee selectively among Eligible Participants who receive, or are eligible to receive, Awards (whether or not such Eligible Participants are similarly situated).

13.2 NO SHAREHOLDER RIGHTS. Except as otherwise provided in this Plan or an Award Certificate, no Award gives a Participant any of the rights of a shareholder of the Company unless and until Shares are in fact issued to such person in connection with such Award.

13.3 WITHHOLDING. The Company or any Affiliate shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes (including the Participant’s FICA obligation) required by law to be withheld with respect to any exercise, lapse of restriction or other taxable event arising as a result of the Plan. If Shares are surrendered to the Company to satisfy withholding obligations in excess of the minimum withholding obligation, such Shares must have been held by the Participant as fully vested shares for such period of time, if any, as necessary to avoid variable accounting for the Award. With respect to withholding required upon any taxable event under the Plan, the Committee may, at the time the Award is granted or thereafter, require or permit that any such withholding requirement be satisfied, in whole or in part, by withholding from the Award Shares having a Fair Market Value on the date of withholding equal to the minimum amount (and not any greater amount) required to be withheld for tax purposes, all in accordance with such procedures as the Committee may establish.

13.4 NO RIGHT TO CONTINUED SERVICE. Nothing in the Plan, any Award Certificate or any other document or statement made with respect to the Plan, shall interfere with or limit in any way the right of the Company or any Affiliate to terminate any Participant’s employment or status as an officer, director or consultant at any time, nor confer upon any Participant any right to continue as an employee, officer, director or consultant of the Company or any Affiliate, whether for the duration of a Participant’s Award or otherwise.

13.5 UNFUNDED STATUS OF AWARDS. The Plan is intended to be an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Certificate shall give the Participant any rights that are greater than those of a general creditor of the Company or any Affiliate. The Plan is not intended to be subject to ERISA.

13.6 RELATIONSHIP TO OTHER BENEFITS. No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or benefit plan of the Company or any Affiliate, unless provided otherwise in such other plan.

13.7 EXPENSES. The Company and its Affiliates shall bear the expenses of administering the Plan.

13.8 TITLES AND HEADINGS. The titles and headings of the Sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

13.9 GENDER AND NUMBER. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

13.10 FRACTIONAL SHARES. No fractional Shares shall be issued under this Plan; the Committee shall determine, in its discretion, whether cash shall be given in lieu of fractional Shares or whether such fractional Shares shall be eliminated by rounding up or down.

13.11 GOVERNMENT AND OTHER REGULATIONS.

(a)	Notwithstanding any other provision of the Plan, no Participant who acquires Shares pursuant to the Plan may, during any period of time that such Participant is an affiliate of the Company (within the meaning of the rules and regulations of the Securities and Exchange Commission under the 1933 Act), sell such Shares, unless such offer and sale is made (i) pursuant to an effective registration statement under the 1933 Act, which is current and includes the Shares to be sold, or (ii) pursuant to an appropriate exemption from the registration requirement of the 1933 Act, such as that set forth in Rule 144 promulgated under the 1933 Act.

(b)	Notwithstanding any other provision of the Plan, if at any time the Committee shall determine that the registration, listing or qualification of the Shares covered by an Award upon any Exchange or under any federal, state or local law or practice, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Award or the purchase or receipt of Shares thereunder, no Shares may be purchased, delivered or received pursuant to such Award unless and until such registration, listing, qualification, consent or approval shall have been effected or obtained free of any condition not acceptable to the Committee. Any Participant receiving or purchasing Shares pursuant to an Award shall make such representations and agreements and furnish such information as the Committee may request to assure compliance with the foregoing or any other applicable legal requirements. The Company shall not be required to issue or deliver any certificate or certificates for Shares under the Plan prior to the Committee’s determination that all related requirements have been fulfilled. The Company shall in no event be obligated to register any securities pursuant to the 1933 Act or applicable state law or to take any other action in order to cause the issuance and delivery of such certificates to comply with any such law, regulation or requirement.

13.12 GOVERNING LAW. To the extent not governed by federal law, the Plan and all Award Certificates shall be construed in accordance with and governed by the laws of the State of Indiana.

13.13 ADDITIONAL PROVISIONS. Each Award Certificate may contain such other terms and conditions as the Committee may determine; provided, however, that such other terms and conditions are not inconsistent with the provisions of the Plan.

13.14 INDEMNIFICATION. To the extent allowable under applicable law, each member of the Committee shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which such member may be a party or in which he may be involved by reason of any action or failure to act under the Plan and against and from any and all amounts paid by such member in satisfaction of judgment in such action, suit, or proceeding against him; provided he gives the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

13.15 NO LIMITATIONS ON RIGHTS OF COMPANY. Subject to Section 13.16, the grant of any Award shall not in any way affect the right or power of the Company to make adjustments, reclassifications or changes in its capital or business structure or to merge, consolidate, dissolve, liquidate, sell or transfer all or any part of its business or assets. The Plan shall not restrict the authority of the Company, for proper corporate purposes, to draft or assume awards, other than under the Plan, to or with respect to any person. If the Committee so directs, the Company may issue or transfer Shares to an Affiliate, for such lawful consideration as the Committee may specify, upon the condition or understanding that the Affiliate will transfer such Shares to a Participant in accordance with the terms of an Award granted to such Participant and specified by the Committee pursuant to the provisions of the Plan.

13.16 SUCCESSORS. Any obligations of the Company or an Affiliate under the Plan with respect to Awards granted hereunder, shall be binding on any successor to the Company or Affiliate, respectively, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company or Affiliate, as applicable.

PLEASE MARK VOTES	REVOCABLE PROXY
AS IN THIS EXAMPLE	AMERIANA BANCORP

WITH-

ANNUAL MEETING OF SHAREHOLDERS

May 18, 2006

The undersigned hereby appoints Charles M. Drackett, Jr., Ronald R. Pritzke, Donald C. Danielson, Paul W. Prior, R. Scott Hayes, Jerome J. Gassen, Richard E. Hennessey and Michael E. Kent with full powers of substitution in each, to act as attorneys and proxies for the undersigned, and to vote all shares of common stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Shareholders, to be held at the Indiana Basketball Hall of Fame, 408 Trojan Lane, New Castle, Indiana, Thursday, May 18, 2006 at 10:00 a.m. and at any and all adjournments thereof, as follows:

1. The election as director of all nominees listed below (except as marked to the contrary below): Jerome J. Gassen R. Scott Hayes Michael E. Kent	FOR ☐	HOLD ☐	EXCEPT ☐

INSTRUCTION: To withhold authority to vote for any individual nominee, mark “Except” and write that nominee’s name on the line provided below.

2. The approval of the Ameriana Bancorp 2006 Long-Term Incentive Plan	FOR ☐	AGAINST ☐	ABSTAIN ☐

3. The ratification of the appointment of BKD, LLP as auditors for the fiscal year ending December 31, 2006	FOR ☐	AGAINST ☐	ABSTAIN ☐

The Board of Directors recommends a vote “FOR” each nominee and the listed proposition.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR EACH OF THE NOMINEES AND THE PROPOSITION STATED. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH ANNUAL MEETING, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE DETERMINATION OF A MAJORITY OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE ANNUAL MEETING. THIS PROXY ALSO CONFERS DISCRETIONARY AUTHORITY ON THE BOARD OF DIRECTORS TO VOTE WITH RESPECT TO APPROVAL OF THE MINUTES OF THE PRIOR ANNUAL MEETING OF SHAREHOLDERS, THE ELECTION OF ANY PERSON AS DIRECTOR WHERE THE NOMINEE IS UNABLE TO SERVE OR FOR GOOD CAUSE WILL NOT SERVE, AND MATTERS INCIDENT TO THE CONDUCT OF THE 2004 ANNUAL MEETING.

Please be sure to sign and date this proxy in the box below	Date	The undersigned acknowledges receipt from the Company before the execution of this proxy of notice of the annual meeting, a proxy statement for the annual meeting and the Company’s 2005 Annual Report.
Shareholder sign above.	Co-holder (if any) sign above

Detach above card, date, sign and mail in postage-paid envelope provided.

AMERIANA BANCORP

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

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